EX-23.4








Board  of  Directors
Management  of  Environmental  Solutions  &  Technology  Corp.
Amsterdam,  The  Netherlands




                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                     ---------------------------------------


We consent to the use of our audit report dated June 1, 2001 on the financial statements of Management of Environmental Solutions & Technology Corp. as of September 30, 2000 in the Form 10SB/A Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster, P.S.

Williams  &  Webster,  P.S.
Spokane,  Washington

November  14,  2001

EX-23.5








Board  of  Directors
Management  of  Environmental  Solutions  &  Technology  Corp.
Amsterdam,  The  Netherlands




                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                     ---------------------------------------


We consent to the use of our review report dated October 3, 2001 on the financial statements of Management of Environmental Solutions & Technology Corp. as of June 30, 2001 in the Form 10SB/A Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster, P.S.

Williams  &  Webster,  P.S.
Spokane,  Washington

November  14,  2001